UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On January 16, 2018, acting pursuant to provisions contained in agreements among Global Net Lease, Inc. (the “Company”), Global Net Lease Advisors, LLC (the “Advisor”) and Moor Park Capital Partners LLC and certain of its affiliates (collectively the “Service Provider”), the Company, pursuant to authorization by the independent directors of the board of directors, notified the Service Provider that it was being terminated effective as of March 17, 2018. Additionally, as a result of the Company’s termination of the Service Provider, the property management and leasing agreement among an affiliate of the Advisor and the Service Provider will terminate by its own terms. As required under its existing advisory agreement with the Company, the Advisor and its affiliates will continue to manage the Company’s affairs on a day to day basis (including management and leasing of the Company’s properties) and will remain responsible for managing and providing other services with respect to the Company’s European investments. The Advisor may engage one or more third parties to assist with these responsibilities, all subject to the terms of the advisory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2018	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President